INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporated by reference in this Post-Effective Amendment No. 14 to Registration Statement No. 33-37928 of Stratus Fund, Inc. filed on Form N-1A of our report dated July 22, 1996 appearing in the Annual Report dated June 30, 1996, and to the reference to us under the headings "Auditors" and "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information, which is a part of such Registration Statement.


DELOITTE & TOUCHE LLP



Lincoln, Nebraska
March 26, 1997